UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2021

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2021, Thor Industries, Inc. (the “Company”) and AirX MidCo, LLC (the “Seller”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of AirX Intermediate, Inc. (“AirX”), a privately held manufacturer of a comprehensive line of high-quality RV products that it sells to original equipment manufacturers, including the Company and its subsidiaries, as well as consumers via aftermarket sales through dealers and retailers, for cash consideration of $750,000,000, subject to adjustment as set forth in the Purchase Agreement. The purchase price was determined through arms-length negotiations between the parties.

The Purchase Agreement contains customary representations, warranties, and covenants by each of the parties, including certain non-competition and non-solicitation obligations, and also contains indemnification provisions under which the parties have agreed to indemnify each other against certain liabilities.

 Also on September 1, 2021, the Company amended its ABL facility to increase the maximum availability from $750,000,000 to 1,000,000,000.  The Company will use $625,000,000 from its expanded Asset-Based Credit Facility to finance part of the cash consideration for the stock purchase.

The foregoing description of the Purchase Agreement  does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported under Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on February 1, 2019, the Company entered into an ABL Credit Agreement (the “ABL Credit Agreement”), among the Company, certain domestic subsidiaries of the Company, certain subsidiaries of Erwin Hymer Group SE organized under the laws of Germany and a subsidiary of Erwin Hymer Group SE organized under the laws of the United Kingdom, the several lenders from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the ABL Credit Agreement, the Lenders provide the Company with a revolving credit facility of $750 million subject to certain terms and conditions. The other material terms of the ABL Credit Agreement were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2019.

On September 1, 2021, the ABL Credit Agreement was amended to increase from $750.0 million to $1.0 billion the aggregate outstanding Revolving Facility Commitments of the Lenders under the ABL Credit Agreement immediately prior to the Amendment No. 1 Effective Date. Defined terms not otherwise defined in this Form 8-K shall have the meaning given in the Amendment No. 1.  The newly acquired subsidiaries were also added as loan parties.

The foregoing description of Amendment No. 1  does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021.

Item 7.01 Regulation FD Disclosure.

 On September 1, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and a presentation relating to its acquisition of AirX, which is posted on the Company’s website at  http://ir.thorindustries.com. Copies of the Company’s press release and presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 7.01 of this Form 8-K (including as incorporated by reference from Exhibits 99.1 and 99.2 shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number		Description

99.1		Press release, dated September 1, 2021, issued by the Company
99.2		Presentation Relating to Acquisition of AirX Intermediate, Inc.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR Industries, Inc.

Date:	September 1, 2021	By:	/s/ W. Todd Woelfer
		Name:	W. Todd Woelfer
		Title:	General Counsel and Secretary